ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number 20080360709-65 |
| --- | --- |
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 05/28/2008 11:36 AM |
| | Entity Number E0151462006-6 |

# Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Legends Business Group, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Corporation has authorized the establishment of Class A Preferred Stock in the amount of 100,000 (one hundred thousand) shares. The 100,000 shares of Class A Preferred Stock are participating voting shares. Preferred A shares shall be convertible to Common Stock at a ratio of 1/1,000 (one thousand) shares of Common Stock. The Preferred A is convertible to Common Stock after notice to the Corporation from the holder.

3. Effective date of filing (optional): Immediately

(must not be later than 90 days after the certificate is filed)

4. Officer Signature **(Required)**: X [signature] (CEO)

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number 20080361711-29 |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Filing Date and Time 05/28/2008 11:36 AM |
| | Entity Number E0151462006-6 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

Legends Business Group, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The Corporation shall be authorized to issue: 100,000 (one hundred thousand) shares of $.0001 par value Class A Preferred Stock. The Common Stock shall remain unaffected by this Amendment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional): immediately
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature] (CEO)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*